As filed with the Securities and Exchange Commission on July 17, 2015

Registration Statement No. 333-143204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State of Incorporation)	(IRS Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc.

(Full title of the plan)

Kenneth M. Fisher Executive Vice President and Chief Financial Officer Noble Energy, Inc. 1001 Noble Energy Way Houston, Texas 77070 (281) 872-3100	Copies to: Harry R. Beaudry Mayer Brown LLP 700 Louisiana Street, Suite 3400 Houston, Texas 77002 (713) 238-3000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Noble Energy, Inc. (“Noble Energy,” “we,” “us” or “our”) filed a Registration Statement on Form S-8 on May 23, 2007 (Registration No. 333-143204) (the “Registration Statement”) to register under the Securities Act of 1933, as amended, an aggregate of 1,600,000 shares (as adjusted for a two-for-one stock split) of Noble Energy’s common stock, par value $0.01 per share (“Common Stock”), issuable under the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2005 Plan”). Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement is filed to deregister 708,996 shares of Common Stock (as adjusted for a two-for-one stock split), which were reserved but unissued under the 2005 Plan as of March 31, 2015 (the “Effective Date”) and are not subject to outstanding awards under the 2005 Plan as of such date. As of the Effective Date, no future awards will be made under the 2005 Plan and equity awards previously granted under the 2005 Plan will remain outstanding in accordance with their terms.

The Registration Statement shall remain in effect for purposes of outstanding awards granted under the 2005 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-effective Amendment No. 1 to Form S-8 and has duly caused this Post-effective Amendment No. 1 on Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 17th day of July, 2015.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
David L. Stover
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David L. Stover, Kenneth M. Fisher and Arnold J. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated below on July 17, 2015.

Signature	Title

/s/ David L. Stover	Chairman of the Board, Director and Chief Executive Officer
David L. Stover	(Principal Executive Officer)

/s/ Kenneth M. Fisher	Executive Vice President, Chief Financial Officer
Kenneth M. Fisher	(Principal Financial Officer)

/s/ Dustin A. Hatley	Vice President, Chief Accounting Officer and Controller
Dustin A. Hatley	(Principal Accounting Officer)

/s/ Jeffrey L. Berenson	Director
Jeffrey L. Berenson

/s/ Michael A. Cawley	Director
Michael A. Cawley

/s/ Edward F. Cox	Director
Edward F. Cox

/s/ Thomas J. Edelman	Director
Thomas J. Edelman

Signature	Title

/s/ Eric P. Grubman	Director
Eric P. Grubman

/s/ Kirby L. Hedrick	Director
Kirby L. Hedrick

/s/ Scott D. Urban	Director
Scott D. Urban

/s/ William T. Van Kleef	Director
William T. Van Kleef

/s/ Molly K. Williamson	Director
Molly K. Williamson